UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 17, 2023

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 500 Denver, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2023, Assure Holdings Corp. (the “Company”) received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of the delinquency in the timely filing of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2023 (the “10-Q”), the Company is out of compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic reports with the Securities and Exchange Commission (the "SEC").

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market. The Notice provides that the Company has 60 calendar days from the date of the Notice, or January 22, 2024, to submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1). If Nasdaq accepts the Company’s plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of the 10-Q, or May 20, 2024, to regain compliance.

The Company continues to work diligently to complete the 10-Q and expects to file the 10-Q prior to January 22, 2024, which would eliminate the need for the Company to submit to Nasdaq a formal plan to regain compliance with the Listing Rule.

The current notice will have no immediate effect on the listing or trading of the Company's common stock on the Nasdaq. While the Company can provide no assurances as to the timing, the Company’s management is working diligently to complete the 10-Q and plans to file the 10-Q as soon as practicably possible to regain compliance with the Listing Rule.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on November 3, 2023, the Company appointed Paul Webster to act as the Company’s interim Chief Financial Officer beginning November 17, 2023, in coordination with the previously announced resignation of current Chief Financial Officer John Price on that same date. On November 17, 2023, due to the ongoing process of finalizing the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, the Company, Mr. Price and Mr. Webster agreed to delay the date of the transition from November 17, 2023 to November 21, 2023.

Item 9.01 Exhibits

Exhibit No.	Name
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: November 24, 2023	By:	/s/ John Farlinger
	Name:	John Farlinger
	Title:	Chief Executive Officer